UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2019 (April 17, 2019)

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ◻

Item 1.01         Entry into a Material Definitive Agreement.

On April 17, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of G-III Apparel Group, Ltd. (the “Company”) awarded performance share units (“PSUs”) pursuant to the Company’s 2015 Long-Term Incentive Plan, as amended (the “2015 Plan”), to the named executive officers of the Company (the “Named Executive Officers”) in the amounts specified in the table below.  The PSUs will enable the Named Executive Officers to receive shares of our common stock if and to the extent that the PSU awards vest based on the Company’s performance against two metrics:  three-year cumulative earnings before interest and taxes (“Adjusted EBIT”) and three-year average return on invested capital (“ROIC”), each of which is described further below.  The actual number of PSUs that may vest is subject to adjustment based on the performance level achieved relative to each metric, as described further below, and therefore may be equal to, greater than, or less than the “Number of PSUs Awarded” specified in the table.

1.         PSUs Awarded

Name and Position(s)	Number of PSUs Awarded
Morris Goldfarb, Chairman, Chief Executive Officer and Director	111,665
Sammy Aaron, Vice Chairman, President and Director	74,443
Wayne S. Miller, Chief Operating Officer	58,624
Jeffrey Goldfarb, Executive Vice President and Director	29,312
Neal S. Nackman, Chief Financial Officer	10,381

2.         Adjusted EBIT Metric.  Satisfaction of this metric will be based on achieving aggregate cumulative three-year Adjusted EBIT based on annual compounded growth during fiscal 2020, 2021 and 2022 over the results for fiscal 2019. In determining Adjusted EBIT for a fiscal year, certain pre-established adjustments to financial results as reported under generally accepted accounting principles (“GAAP”)  may apply in certain specified situations.

3.         ROIC Metric.  Satisfaction of this metric will be based on achieving an average three-year ROIC for fiscal 2020, 2021 and 2022 at a level higher than the average three-year ROIC for the three-year period ended with fiscal 2019. In determining ROIC for a fiscal year, certain pre-established adjustments to financial results as reported under GAAP may apply in certain specified situations.

4.         Weighting of Metrics.  Vesting of 75% of each Named Executive Officer’s PSU award is subject to achievement of the Adjusted EBIT metric target and the remaining 25% is subject to achievement of the ROIC metric target. 100% of each Named Executive Officer’s PSU award relative to each metric would vest if the target for that metric is achieved. For example, if the Adjusted EBIT metric target is satisfied (but the target is not exceeded and there is no shortfall relative to the target), 75% of the total PSUs awarded to the Named Executive Officer would vest.

5.         Upward and Downward Adjustments for Exceeding or Falling Short of Metric Targets.  The percentage of each Named Executive Officer’s PSU award that may vest with respect to each metric will (a) increase to a maximum of 150% of the PSUs awarded to the executive relative to that metric if the results achieved for that metric exceed the metric’s performance target by a  specified amount and (b) decrease to a minimum of 50% of the PSUs awarded to the Named Executive Officer relative to that metric if results achieved for that metric fall below the metric’s performance target by a  specified amount. The number of PSUs awarded will increase or decrease ratably if actual results are above or below a metric’s target. None of the Named Executive Officer’s PSU award will vest with respect to a metric if the results achieved are less than the threshold performance target for that metric, and no more than 150% of the Named Executive Officer’s PSU award will vest with respect to a metric even if the results achieved exceed the maximum performance target for that metric.

6.         Settlement Upon PSU Vesting.  If a Named Executive Officer’s PSUs vest based on satisfaction of the metrics as described above, settlement of the applicable number of shares underlying the PSUs that have vested based upon the performance levels achieved will occur on or after June 15, 2022, contingent on continued employment or other service to the Company through this date.

7.         Lock-up.  Each of the Named Executive Officers will be restricted from selling any PSU shares that vest (other than shares sold or net share settled to cover related taxes) until June 24, 2024, an additional period of two years.

The number of shares of common stock to which the PSU awards relate will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

The foregoing descriptions of the terms of the PSU awards are qualified by reference to the full text of the form of Performance Share Unit Agreement for these awards under the 2015 Plan, which is filed herewith as Exhibit 10.1.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above with respect to PSU awards to our Named Executive Officers, Morris Goldfarb, Sammy Aaron, Wayne S. Miller, Neal S. Nackman and Jeffrey Goldfarb.

Item 9.01         Financial Statements and Exhibits.

(d)       Exhibits

10.1     Form of Performance Share Unit Agreement for April 17, 2019 PSU awards.

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Performance Share Unit Agreement for April 17, 2019 PSU awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer